                                                                     EXHIBIT 32

                          CERTIFICATIONS PURSUANT TO
                         SECTION 1350 OF CHAPTER 63 OF
                      TITLE 18 OF THE UNITED STATES CODE

In  connection  with the  Quarterly  Report of Navistar  Financial  Corporation
(the   "Corporation"),   subsidiary   of   International   Truck   and   Engine
Corporation,  on Form 10-Q for the period ended July 31, 2004 as filed with the
Securities  and  Exchange  Commission  on the date  hereof (the  "Report"),  I,
Pamela  Turbeville,  Principal  Executive  Officer and I,  Andrew J.  Cederoth,
Principal  Financial  Officer  of  the  Corporation,  certify,  pursuant  to 18
U.S.C. §1350, as adopted pursuant  §906 of the Sarbanes-Oxley Act of 2002, that:

      (1)  The  Report  fully  complies  with the  requirements of Section 13(a)
           or 15(d) of the Securities Exchange Act of 1934; and

      (2)  The  information  contained in  the Report  fairly  presents, in all material respects, the financial condition and results of operations of the Corporation.

/s/ PAMELA TURBEVILLE
    Pamela Turbeville
    Principal Executive Officer
    September 10, 2004

/s/ ANDREW J. CEDEROTH
    Andrew J. Cederoth
    Principal Financial Officer
    September 10, 2004

This certification accompanies the Report pursuant  to §906  of   the Sarbanes-
Oxley Act of 2002 and shall not be deemed filed by the Corporation for purposes of Section 18 of the Securities Exchange Act of 1934, as  amended, or otherwise subject to the liability of that section.  This  certification  shall  also not be deemed to be incorporated by  reference into any filing under the Securities
Act of 1933, as  amended,  or  the Securities Exchange Act of 1934, as amended, except  to  the  extent  that  the  Corporation specifically incorporates it by reference.